Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1 (No. 333-262217) and S-8 (No. 333-277227) of our report dated March 18, 2024, relating to the consolidated financial statements of Mega Matrix Corp. in this Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2023. Our report includes an explanatory paragraph regarding restatements of previously issued financial statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statements.

/s/ Audit Alliance LLP

Singapore

August 19, 2024